Exhibit 99.1

CHANDLER BANCORP, INC.

AND SUBSIDIARIES

Consolidated Financial Statements

December 31, 2018 and 2017

(With Independent Auditor’s Report Thereon)

Independent Auditor’s Report

The Board of Directors

Chandler Bancorp, Inc. and Subsidiaries

We have audited the accompanying consolidated financial statements of Chandler Bancorp, Inc. and Subsidiaries (Company), which comprise the consolidated balance sheets as of December 31, 2018 and 2017, and the related consolidated statements of income, comprehensive income, changes in stockholder’s equity and cash flows for the years then ended and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based upon our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Chandler Bancorp, Inc. and Subsidiaries as of December 31, 2018 and 2017, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

April 22, 2019

5952 Royal Lane ● Suite 158 ● Dallas, TX 75230 ●214 / 363-9927● Fax 214 / 363-9980

CHANDLER BANCORP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2018 and 2017

(In thousands of dollars, except for share amounts)

	2018	2017
ASSETS
Cash and cash equivalents	$46,111	$8,675
Loans held for sale	366	—
Loans held for investment	287,377	290,384
Bank premises and equipment	6,950	7,081
Other assets	4,185	5,472

	$344,989	$311,612

LIABILITIES AND STOCKHOLDER’S EQUITY
Deposits:
Noninterest bearing	$88,722	$91,872
Interest bearing	167,348	136,901

Total deposits	256,070	228,773
Other borrowings	50,755	48,729
Other liabilities	1,013	1,017
Commitments and contingencies	—	—
Stockholder’s equity:
Common stock, $10 par value; 110,000 shares authorized, 55,000 shares issued and 42,441 shares outstanding at December 31, 2018 and 2017	550	550
Paid-in capital	10,546	10,546
Retained earnings	35,805	31,747
Treasury stock	(9,750)	(9,750)

Total stockholder’s equity	37,151	33,093

	$344,989	$311,612

See accompanying notes to consolidated financial statements.

CHANDLER BANCORP, INC. AND SUBSIDIARIES

Consolidated Statements of Income

For the Years Ended December 31, 2018 and 2017

(In thousands of dollars)

	2018	2017
Interest income:
Interest and fees on loans	$15,123	$14,109
Interest on securities	21	30
Other	546	167

Total interest income	15,690	14,306

Interest expense:
Interest on deposit accounts	1,533	734
Interest on other borrowings	1,000	1,102

Total interest expense	2,533	1,836

Net interest income	13,157	12,470
Provision for loan losses	748	10

Net interest income after provision	12,409	12,460

Noninterest income:
Service charges and fees	760	905
Net gain on sales of loans	364	381
Debit card income	909	870
Other	502	486

Total noninterest income	2,535	2,642

Noninterest expense:
Salaries and employee benefits	4,711	4,691
Occupancy of bank premises	1,505	1,472
Loss on sale of securities	—	96
Debit card expense	430	386
Other	1,542	1,429

Total noninterest expense	8,188	8,074

Income before income tax expense	6,756	7,028
Income tax expense	1,498	2,677

Net income	$5,258	$4,351

See accompanying notes to consolidated financial statements.

CHANDLER BANCORP, INC. AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income

For the Years Ended December 31, 2018 and 2017

(In thousands of dollars)

	2018	2017
Net income	$5,258	$4,351
Other comprehensive income, net of tax, on securities available for sale:
Change in net unrealized gain (loss) during the period, net of tax expense of $5 for 2017	—	10
Reclassification adjustment for net losses included in net income net of tax, expense of $34 for 2017	—	62

Other comprehensive income	—	72

Total comprehensive income	$5,258	$4,423

See accompanying notes to consolidated financial statements.

CHANDLER BANCORP, INC. AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholder’s Equity

For the Years Ended December 31, 2018 and 2017

(In thousands of dollars)

				Accumulated
				Other
	Common	Paid-in	Retained	Comprehensive	Treasury
	Stock	Capital	Earnings	Income (Loss)	Stock	Total
Balance January 1, 2017	$550	$10,546	$30,893	$(72)	$(9,750)	$32,167
Net income	—	—	4,351	—	—	4,351
Other comprehensive income	—	—	—	72	—	72
Dividends	—	—	(3,497)	—	—	(3,497)

Balance December 31, 2017	550	10,546	31,747	—	(9,750)	33,093
Net income	—	—	5,258	—	—	5,258
Dividends	—	—	(1,200)	—	—	(1,200)

Balance December 31, 2018	$550	$10,546	$35,805	$—	$(9,750)	$37,151

See accompanying notes to consolidated financial statements.

CHANDLER BANCORP, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2018 and 2017

(In thousands of dollars)

	2018	2017
Cash flows from operating activities:
Net income	$5,258	$4,351
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	336	348
Net amortization on investment securities	—	56
Loss on sales of securities available for sale	—	96
Provision for loan losses	748	10
Net gain on sales of loans	(364)	(381)
Proceeds from sales of mortgage loans	14,395	13,156
Originations of mortgage loans	(14,397)	(12,417)
Net loss on sales of other real estate owned	—	1
Net gain on sales of bank premises and equipment	—	(14)
Deferred tax (benefit) expense	(109)	459
Decrease (increase) in other assets	1,396	(330)
(Decrease) increase in other liabilities	(4)	86

Net cash provided by operating activities	7,259	5,421

Cash flows from investing activities:
Purchases of securities available for sale	(374,979)	(159,996)
Proceeds from sales, maturities and principal reductions of securities available for sale	374,979	164,177
Net repayments (originations) of loans	2,259	(7,816)
Proceeds from sales of other real estate owned	—	(4)
Net additions to bank premises and equipment	(205)	(358)
Net proceeds from sale of bank premises and equipment	—	386

Net cash provided by (used in) investing activities	2,054	(3,611)

Cash flows from financing activities:
Net increase in demand deposits, NOW and savings accounts	20,281	11,288
Net increase (decrease) in certificates of deposit	7,016	(1,041)
Advances on other borrowings	22,000	7,000
Repayments on other borrowings	(19,974)	(17,871)
Cash dividends paid	(1,200)	(3,497)

Net cash provided by (used in) financing activities	28,123	(4,121)

Net increase (decrease) in cash and cash equivalents	37,436	(2,311)
Cash and cash equivalents at beginning of year	8,675	10,986

Cash and cash equivalents at end of year	$46,111	$8,675

See accompanying notes to consolidated financial statements.

CHANDLER BANCORP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

1.	Organization and Summary of Significant Accounting Policies

The following is a summary of the significant accounting policies used by Chandler Bancorp, Inc. and Subsidiaries in the preparation of its consolidated financial statements. The accounting policies conform to generally accepted accounting principles and practices generally followed within the banking industry. A description of the more significant of these policies follows.

Basis of Presentation

The accompanying consolidated financial statements include the accounts of Chandler Bancorp, Inc. (CBI), its wholly-owned subsidiary, Chandler Bancorp of Nevada, Inc. (CBNI), and its wholly-owned subsidiary, Citizens State Bank (Bank), all collectively referred to as Company. All significant intercompany accounts and transactions have been eliminated.

Nature of Operations

The Company is principally engaged in traditional community banking activities provided through its banking offices in East Texas. Community banking activities include the Company’s commercial and retail lending, deposit gathering and investment and liquidity management activities.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses and valuation of other real estate owned. While management uses available information to recognize losses on loans and other real estate owned, future provisions may be necessary based on changes in local economic conditions. In addition, banking regulators, as an integral part of their examination process, periodically review the Company’s allowance for loan and other real estate losses. They may require the Company to record additional provisions for losses based on their judgment about information available to them at the time of their examination.

A significant portion of the Company’s loans are secured by real estate and related assets located in local markets. Accordingly, the ultimate collectibility of this portion of the Company’s loan portfolio is susceptible to changes in local market conditions.

Cash and Cash Equivalents

For the purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, other short-term investments and federal funds sold. All highly liquid investments with an initial maturity of less than ninety days are considered to be cash equivalents.

Securities

Certain debt securities that management has the positive intent and ability to hold to maturity are classified as held to maturity and recorded at amortized cost. Trading securities are recorded at fair value with changes in fair value included in earnings. Securities not classified as held to maturity or trading, including equity securities with readily determinable fair values, are classified as available for sale and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income.

Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Declines in the fair value of held to maturity and available for sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. In determining whether other than temporary impairment exists, management considers many factors, including (i) the length of time and the extent to which the fair value has been less than cost, (ii) the financial condition and near-term prospects of the issuer, and (iii) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

CHANDLER BANCORP, INC. AND SUBSIDIARIES

Loans Held For Sale

Loans held for sale are carried at the lower of aggregate cost, net of discounts or premiums and a valuation allowance, or at estimated fair market value. Estimated fair market value is determined using forward commitments to sell loans to permanent investors, or current market rates for loans of similar quality and type. Net unrealized losses, if any, are recognized in a valuation allowance by charges to earnings. Loans held for sale are secured by real estate.

Loans are considered sold when the Company surrenders control over the transferred assets to the purchaser, with standard representations and warranties. At such time, the loan is removed from the loan portfolio and a gain or loss is recorded on the sale. Losses related to asset quality are recorded against the allowance for valuation losses at the time the loss is probable and quantifiable and charged to earnings.

Mortgage loans held for sale are generally sold along with the mortgage servicing rights. Gains or losses on sales of mortgage loans are recognized based on the difference between the selling price and the carrying value of the related mortgage loans sold. The Company had approximately $366,000 of loans held for sale at December 31, 2018. The Company had no loans held for sale at December 31, 2017.

The Company enters into interest rate lock commitments, which are commitments to originate mortgage loans to be held for sale, whereby the interest rate on the loan is determined prior to funding and the customers have locked into that interest rate. Accordingly, such commitments are recorded at fair value with changes in fair value recorded in net gain or loss on sale of mortgage loans. Fair value is based on fees currently charged to enter into similar agreements and considers the difference between current levels of interest rates and the committed rates. The Bank also has forward sale commitments related to these interest rate lock commitments, which are recorded at fair value with changes in fair value recorded in net gain or loss on sale of mortgage loans. The effect of these derivative instruments was insignificant during the years ended December 31, 2018 and 2017.

Loans

The Company grants commercial, real estate, agricultural, and consumer loans to customers. The ability of the Company’s debtors to honor their contracts is dependent upon the real estate and general economic conditions in their local market area.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for charge offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance. Fees and costs associated with originating loans are generally recognized in the period in which the fees were received and costs incurred. Under generally accepted accounting principles, such fees and costs generally are deferred and recognized over the life of the loan as an adjustment of yield. For the years ended December 31, 2018 and 2017, management believes that not deferring such fees and costs and amortizing them over the life of the related loans does not materially affect the consolidated financial position or consolidated results of operations. Loans are considered past due if the required principal and interest payments have not been received as of the date such payments were due. Loans are placed on nonaccrual status when, in management’s opinion, the borrower may be unable to meet payment obligations as they become due, as well as when required by regulatory provisions. In determining whether or not a borrower may be unable to meet payment obligations for each class of loans, the Company considers the borrower’s debt service capacity through the analysis of current financial information, if available, and/or current information with regards to the Company’s collateral position. Regulatory provisions typically require the placement of a loan on nonaccrual status if (i) principal or interest has been in default for a period of 90 days or more unless the loan is both well secured and in the process of collection or (ii) full payment of principal and interest is not expected. Loans may be placed on nonaccrual status regardless of whether or not such loans are considered past due. When interest accrual is discontinued, all unpaid accrued interest is reversed against interest income. Interest on nonaccrual loans is accounted for on the cash basis or cost recovery method until qualifying for return to accrual status. A loan may be returned to accrual status when all the principal and interest amounts contractually due are brought current and future principal and interest amounts contractually due are reasonably assured, which is typically evidenced by a sustained period (at least six months) of repayment performance by the borrower.

CHANDLER BANCORP, INC. AND SUBSIDIARIES

Impaired Loans

Loans are considered impaired when, based on current information and events, it is probable the Company will be unable to collect all amounts due in accordance with the original contractual terms of the loan agreement, including scheduled principal and interest payments. Impairment is evaluated in total for smaller balance loans of a similar nature and on an individual loan basis for other loans. If a loan is impaired, a specific valuation allowance is allocated, if necessary, so that the loan is reported net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Large groups of smaller balance homogeneous loans are collectively evaluated for impairment based on historical loss experience, current economic conditions, and performance trends.

Interest payments on impaired loans are typically applied to principal unless collectibility of the principal amount is reasonably assured, in which case interest is recognized on a cash basis. Impaired loans, or portions thereof, are charged off when deemed uncollectible.

Troubled Debt Restructured (TDR) Loans

A TDR loan is a loan which the Company, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that the Company would not otherwise consider. The loan terms, which have been modified or restructured due to a borrower’s financial difficulty, include, but are not limited to, a reduction in the stated interest rate; an extension of the maturity at an interest rate below current market; a reduction in the face amount of the debt; a reduction in the accrued interest; or re-aging, extensions, deferrals, renewals, and rewrites. A TDR loan would generally be considered impaired in the year of modification and will be assessed periodically for further impairment.

Allowance for Loan Losses

The allowance for loan losses is established through a provision for loan losses charged to expense, which represents management’s best estimate of probable losses that have been incurred within the existing portfolio of loans. The allowance, in the judgment of management, is necessary to provide for estimated loan losses inherent in the loan portfolio. The allowance for possible loan losses includes allowance allocations calculated in accordance with ASC Topic 310, Receivables and allowance allocations calculated in accordance with ASC Topic 450, Contingencies. The level of the allowance reflects management’s continuing evaluation of industry concentrations, specific credit risks, loan loss experience, current loan portfolio quality, present economic, political and regulatory conditions and unidentified losses inherent in the current loan portfolio, as well as trends in the foregoing. Portions of the allowance may be allocated for specific credits; however, the entire allowance is available for any credit that, in management’s judgment, should be charged off. While management utilizes its best judgment and information available, the ultimate adequacy of the allowance is dependent upon a variety of factors beyond the Company’s control, including the performance of the Company’s loan portfolio, the economy, changes in interest rates and the view of the regulatory authorities toward loan classifications.

The allowance consists of specific and general allocations. The specific allocation relates to loans that are impaired. For such loans, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general allocation is calculated using loss rates delineated by risk rating and product type. Factors considered when assessing loss rates include the value of the underlying collateral, the industry of the obligor, the obligor’s liquidity, and other financial and qualitative factors. These statistical models are updated regularly for changes in economic and business conditions. Included in the analysis of these loan portfolios are reserves, which are maintained to cover uncertainties that affect the Company’s estimate of probable losses including economic uncertainty and large single defaults.

Off-Balance Sheet Credit Related Financial Instruments

In the ordinary course of business, the Company has entered into commitments to extend credit, including commercial letters of credit and standby letters of credit. Such financial instruments are recorded when they are funded.

Bank Premises and Equipment

Land is carried at cost. Premises, furniture and equipment, and leasehold improvements are carried at cost, less accumulated depreciation and amortization computed principally by the straight-line method.

CHANDLER BANCORP, INC. AND SUBSIDIARIES

Foreclosed Assets

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value less cost to sell at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in other noninterest expense.

Income Taxes

CBI files a consolidated income tax return with its subsidiaries. Federal income tax expense or benefit has been allocated on a separate return basis.

Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Accounting principles generally accepted in the United States of America requires management to evaluate tax positions taken by the Company. Management evaluated the Company’s tax positions and concluded that the Company had taken no uncertain tax positions that require recognition or disclosure in the consolidated financial statements. Therefore, no liability for tax penalties has been included in the consolidated financial statements. With few exceptions, the Company is no longer subject to income tax examinations by the U.S. federal, state, or local tax authorities for years before 2015.

Enactment of the Tax Cuts and Jobs Act of 2017

On December 22, 2017, President Trump signed into law the Tax Cuts and Jobs Act (the “Act”). The Act includes several changes which impact the Company’s income taxes including the permanent reduction in the maximum U.S. corporate income tax rate from 35% to 21% for years beginning after December 31, 2017. Under generally accepted accounting principles, deferred tax assets and liabilities are required to be adjusted for the Act’s effect through income from continuing operations in the reporting period that includes the enactment date. Accordingly, the Company has adjusted its deferred tax assets and liabilities in the accompanying 2017 consolidated financial statements to record the effect of the decrease in the corporate income tax rate in the years the temporary differences are expected to reverse. The corresponding expense of approximately $380,000 has been included as a component of deferred income tax expense in the accompanying consolidated statement of income and consolidated comprehensive income for the year ended December 31, 2017.

Treasury Stock

Treasury stock is recorded at cost. At December 31, 2018 and 2017, the Company had 12,559 shares held in treasury.

Advertising

Advertising consists of the Company’s advertising in its local market area. Advertising is expensed as incurred. Advertising expense was approximately $143,000 and $103,000 for the years ended December 31, 2018 and 2017, respectively.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (i) the assets have been isolated from the Company, (ii) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (iii) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

CHANDLER BANCORP, INC. AND SUBSIDIARIES

Fair Values of Financial Instruments

ASC Topic 820, Fair Value Measurements and Disclosures, defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and requires certain disclosures about fair value measurements. In general, fair values of financial instruments are based upon quoted market prices, where available. If such quoted market prices are not available, fair value is based upon internally developed models that primarily use, as inputs, observable market-based parameters. Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. These adjustments may include amounts to reflect counterparty credit quality and the Company’s creditworthiness, among other things, as well as unobservable parameters. Any such valuation adjustments are applied consistently over time.

Loss Contingencies

Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated.

Comprehensive Income (Loss)

Comprehensive income includes both net income and other comprehensive (loss) income, which includes the change in unrealized gains and losses on securities available for sale.

Accounting Pronouncement Adopted in 2018

In January 2016, the FASB issued ASU 2016-01 which eliminated the requirement to disclose the fair value of financial instruments measured at amortized cost for entities that are not public business entities. The new standard is effective for fiscal years beginning after December 15, 2018 with early adoption permitted. The Company early adopted the provisions which allow for the discontinuation of the fair value disclosures for financial instruments not measured at fair value as of January 2018.

Subsequent Events

The Company has evaluated events and transactions for potential recognition or disclosure through April 22, 2019, the date the consolidated financial statements were available to be issued.

Reclassification

Certain amounts previously reported have been reclassified to conform to the current format.

CHANDLER BANCORP, INC. AND SUBSIDIARIES

2.	Recent Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update 2016-02, Leases (Topic 842). The amendment to the Leases topic of the Accounting Standards Codification was to revise certain aspects of recognition, measurement, presentation, and disclosure of leasing transactions. The amended guidance requires lessees recognize the following for all leases (with the exception of short-term leases) at the commencement date (i) A lease liability, which is lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (ii) A right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Under the new guidance, lessor accounting is largely unchanged. The amendment will be effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Earlier application is permitted. This statement is not expected to have a material impact on the Company’s consolidated financial statements.

In June 2016, the FASB issued Accounting Standards Update 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The update requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts and requires enhanced disclosures related to the significant estimates and judgments used in estimating credit losses, as well as the credit quality and underwriting standards of an organization’s portfolio. The guidance replaces the incurred loss model with a current expected loss model, which is referred to as the current expected credit loss (CECL) model. In addition, ASU 2016-13 amends the accounting for credit losses on available-for-sale debt securities and purchased financial assets with credit deterioration. In November 2018, the FASB issued Accounting Standards Update 2018-19, Codification Improvements to Topic 326, Financial Instruments – Credit Losses. The amendment requires that for nonpublic business entities the amendments will be effective for fiscal years beginning after December 15, 2021 including interim periods within those fiscal years. Early adoption is permitted as of the fiscal years beginning after December 15, 2018. The Company has formed a CECL committee and is evaluating the impact this amendment will have on the Company’s consolidated financial statements.

In February 2018, the FASB issued Accounting Standards Update ASU 2018-02, Income Statement - Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. The amendments allow a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Cuts and Jobs Act and improve the usefulness of information reported to financial statement users and requires certain disclosures about stranded tax affects. The update will be effective for fiscal years beginning after December 15, 2018. Early adoption of the amendments in this update is permitted. This statement is not expected to have a material impact on the Company’s consolidated financial statements.

CHANDLER BANCORP, INC. AND SUBSIDIARIES

3.	Statement of Cash Flows

The Company reports on a net basis its cash receipts and cash payments for time deposits accepted and repayments of those deposits, loans made to customers and principal collections on those loans.

The Company uses the indirect method to present cash flows from operating activities. Other supplemental cash flow information for the years ended December 31, 2018 and 2017 is presented as follows (in thousands):

	2018	2017
Cash transactions:
Interest expense paid	$2,496	$1,835

Federal income taxes paid	$1,310	$2,490

Noncash transactions:
Net disposition of other real estate owned	$—	$(3)

4.	Debt and Equity Securities

The Company had no securities at December 31, 2018 and 2017.

The Company had no sales of securities during 2018. The Company had proceeds from the sales of securities classified as available for sale of approximately $3,246,000 for the year ended December 31, 2017. Gross losses of approximately $96,000 were recognized on sales during 2017. No gains were recognized on sales during 2017.

CHANDLER BANCORP, INC. AND SUBSIDIARIES

5.	Loans and Allowance for Loan Losses

Loans at December 31, 2018 and 2017 consisted of the following (in thousands):

	2018	2017
Real estate:
Construction, land development, land	$21,287	$22,057
Farmland	9,580	7,369
1-4 family residential properties	75,856	74,657
Multi-family residential	11,973	11,642
Nonfarm nonresidential owner occupied	32,709	33,957
Nonfarm nonresidential other	108,355	104,821

Total real estate	259,760	254,503
Commercial	18,165	23,476
Agricultural	6,558	7,718
Consumer	5,971	7,547
Other	201	256

	290,655	293,500
Unearned discount	(1)	(6)
Allowance for loan losses	(3,277)	(3,110)

	$287,377	$290,384

At December 31, 2018 and 2017, the Company had total commercial real estate loans of approximately $174,324,000 and $172,477,000, respectively. Included in these amounts, the Company had construction, land development, and other land loans representing 47% and 52%, respectively, of total risk based capital at December 31, 2018 and 2017. The Company had non-owner occupied commercial real estate loans representing 310% and 327%, respectively, of total risk based capital at December 31, 2018 and 2017. Sound risk management practices and appropriate levels of capital are essential elements of a sound commercial real estate lending program (CRE). Concentrations of CRE exposures add a dimension of risk that compounds the risk inherent in individual loans. Interagency guidance on CRE concentrations describe sound risk management practices which include board and management oversight, portfolio management, management information systems, market analysis, portfolio stress testing and sensitivity analysis, credit underwriting standards, and credit risk review functions. Management believes it has implemented these practices in order to monitor its CRE. An institution which has reported loans for construction, land development, and other land loans representing 100% or more of total risk-based capital, or total non-owner occupied commercial real estate loans representing 300% or more of the institution’s total risk-based capital and the outstanding balance of commercial real estate loan portfolio has increased by 50% or more during the prior 36 months, may be identified for further supervisory analysis by regulators to assess the nature and risk posed by the concentration.

The Company extends commercial and consumer credit primarily to customers in the state of Texas. At December 31, 2018 and 2017, the majority of the Company’s loans were collateralized with real estate. The real estate collateral provides an alternate source of repayment in the event of default by the borrower, and may deteriorate in value during the time the credit is extended. The weakening of real estate markets may have an adverse effect on the Company’s profitability, and asset quality. If the Company were required to liquidate the collateral securing a loan to satisfy the debt during a period of reduced real estate values, earnings and capital could be adversely affected. Additionally, the Company has loans secured by inventory, accounts receivable, equipment, marketable securities, or other assets. The debtors’ ability to honor their contracts on all loans is substantially dependent upon the general economic conditions of the region.

CHANDLER BANCORP, INC. AND SUBSIDIARIES

Allowance for Loan Losses

An analysis of the allowance for loan losses (ALLL) for the years ended December 31, 2018 and 2017 is as follows (in thousands):

	Beginning				Ending
	Balance	Provision	Charge offs	Recoveries	Balance
December 31, 2018:

Real estate:
Construction, land development, land	$246	$(12)	$—	$—	$234
Farmland	79	21	—	—	100
1-4 family residential properties	765	28	—	—	793
Multi-family residential	119	5	—	—	124
Nonfarm nonresidential owner occupied	328	(5)	—	—	323
Nonfarm nonresidential other	1,118	61	—	—	1,179

Total real estate	2,655	98	—	—	2,753
Commercial	257	22	(76)	16	219
Agricultural	79	589	(514)	50	204
Consumer	78	52	(75)	18	73
Other	41	(13)	—	—	28

	$3,110	$748	$(665)	$84	$3,277

December 31, 2017:

Real estate:
Construction, land development, land	$285	$(39)	$—	$—	$246
Farmland	69	10	—	—	79
1-4 family residential properties	474	291	—	—	765
Multi-family residential	136	(17)	—	—	119
Nonfarm nonresidential owner occupied	312	16	—	—	328
Nonfarm nonresidential other	1,358	(240)	—	—	1,118

Total real estate	2,634	21	—	—	2,655
Commercial	321	(20)	(44)	—	257
Agricultural	74	5	—	—	79
Consumer	93	25	(40)	—	78
Other	61	(21)	(27)	28	41

	$3,183	$10	$(111)	$28	$3,110

CHANDLER BANCORP, INC. AND SUBSIDIARIES

The Company’s individual ALLL allocations are established for probable losses on specific loans. The Company’s general ALLL allocations are established upon historical loss experience for similar loans with similar characteristics adjusted for economic conditions and other qualitative risk factors both internal and external to the Company. Further information pertaining to the allowance for loan losses at December 31, 2018 and 2017 is as follows (in thousands):

				ALLL Allocations
	Loan Evaluation				General
	Individually	General	Total loans	Individually	Historical	Other	Total ALLL
December 31, 2018:

Real estate:
Construction, land development, land	$—	$21,287	$21,287	$—	$—	$234	$234
Farmland	—	9,580	9,580	—	—	100	100
1-4 family residential properties	—	75,856	75,856	—	5	788	793
Multi-family residential	—	11,973	11,973	—	—	124	124
Nonfarm nonresidential owner occupied	3,048	29,661	32,709	—	—	323	323
Nonfarm nonresidential other	—	108,355	108,355	—	—	1,179	1,179

Total real estate	3,048	256,712	259,760	—	5	2,748	2,753
Commercial	—	18,165	18,165	—	30	189	219
Agricultural	—	6,558	6,558	—	136	68	204
Consumer	5	5,966	5,971	5	19	49	73
Other	—	201	201	—	26	2	28

	$3,053	$287,602	$290,655	$5	$216	$3,056	$3,277

December 31, 2017:

Real estate:
Construction, land development, land	$—	$22,057	$22,057	$—	$—	$246	$246
Farmland	—	7,369	7,369	—	—	79	79
1-4 family residential properties	—	74,657	74,657	—	5	760	765
Multi-family residential	—	11,642	11,642	—	—	119	119
Nonfarm nonresidential owner occupied	3,208	30,749	33,957	—	—	328	328
Nonfarm nonresidential other	—	104,821	104,821	—	—	1,118	1,118

Total real estate	3,208	251,295	254,503	—	5	2,650	2,655
Commercial	—	23,476	23,476	—	16	241	257
Agricultural	—	7,718	7,718	—	—	79	79
Consumer	5	7,542	7,547	5	13	60	78
Other	—	256	256	—	37	4	41

	$3,213	$290,287	$293,500	$5	$71	$3,034	$3,110

CHANDLER BANCORP, INC. AND SUBSIDIARIES

Impaired Loans

Impaired loans include loans modified in troubled debt restructurings where concessions have been granted to borrowers experiencing financial difficulties. Average impaired loans during 2018 and 2017 were approximately $3,193,000 and $3,397,000 respectively. No significant interest income was recognized on impaired loans during 2018 and 2017. The following is a summary of information pertaining to impaired loans at December 31, 2018 and 2017 (in thousands):

	Unpaid Principal Balance	Recorded Investment
		With No Allowance	With Allowance	Total	Related Allowance

December 31, 2018:

Real estate:
Construction, land development, land	$—	$—	$—	$—	$—
Farmland	—	—	—	—	—
1-4 family residential properties	—	—	—	—	—
Multi-family residential	—	—	—	—	—
Nonfarm nonresidential owner occupied	3,402	3,048	—	3,048	—
Nonfarm nonresidential other	—	—	—	—	—

Total real estate	3,402	3,048	—	3,048	—
Commercial	—	—	—	—	—
Agricultural	—	—	—	—	—
Consumer	5	—	5	5	5
Other	—	—	—	—	—

	$3,407	$3,048	$5	$3,053	$5

December 31, 2017:

Real estate:
Construction, land development, land	$—	$—	$—	$—	$—
Farmland	—	—	—	—	—
1-4 family residential properties	—	—	—	—	—
Multi-family residential	—	—	—	—	—
Nonfarm nonresidential owner occupied	3,451	3,208	—	3,208	—
Nonfarm nonresidential other	—	—	—	—	—

Total real estate	3,451	3,208	—	3,208	—
Commercial	—	—	—	—	—
Agricultural	—	—	—	—	—
Consumer	5	—	5	5	5
Other	—	—	—	—	—

	$3,456	$3,208	$5	$3,213	$5

CHANDLER BANCORP, INC. AND SUBSIDIARIES

Past Due and Non-Accrual Loans

The following is a summary of past due and non-accrual loans at December 31, 2018 and 2017 is as follows (in thousands):

	30-89 Days Past Due	Past Due 90 Days or More Still Accruing	Non-accrual	Total Past Due and Non-accrual
December 31, 2018:

Real estate:
Construction, land development, land	$480	$—	$—	$480
Farmland	—	—	—	—
1-4 family residential properties	1,682	—	—	1,682
Multi-family residential	—	—	—	—
Nonfarm nonresidential owner occupied	1,717	—	3,048	4,765
Nonfarm nonresidential other	885	—	—	885

Total real estate	4,764	—	3,048	7,812
Commercial	65	—	—	65
Agricultural	100	—	—	100
Consumer	37	2	—	39
Other	6	2	—	8

	$4,972	$4	$3,048	$8,024

December 31, 2017:

Real estate:
Construction, land development, land	$—	$—	$—	$—
Farmland	—	—	—	—
1-4 family residential properties	245	—	—	245
Multi-family residential	—	—	—	—
Nonfarm nonresidential owner occupied	386	—	3,208	3,594
Nonfarm nonresidential other	32	—	—	32

Total real estate	663	—	3,208	3,871
Commercial	—	—	—	—
Agricultural	—	—	—	—
Consumer	26	—	—	26
Other	7	—	—	7

	$696	$—	$3,208	$3,904

Approximately $156,000 and $162,000 of additional interest would have been recognized if the impaired loans on non-accrual had been on accrual status during 2018 and 2017, respectively.

CHANDLER BANCORP, INC. AND SUBSIDIARIES

Troubled Debt Restructurings

The restructuring of a loan is considered a troubled debt restructuring (TDR) if both the borrower is experiencing financial difficulties and the creditor has granted a concession. Concessions may include interest rate reductions or below market interest rates, principal forgiveness, restructuring amortization schedules and other actions intended to minimize potential losses. At December 31, 2018 and 2017, respectively, the Company had troubled debt restructurings (TDRs) of approximately $3,048,000 and $3,208,000, respectively, with no specific allocations to the allowance for loan losses.

During the years ended December 31, 2018 and 2017, the Bank had no loans which were modified as TDRs.

A TDR is considered to be in payment default once it is 30 days contractually past due under the modified terms. During the years ended December 31, 2018 and 2017, the Company had no significant TDRs that subsequently defaulted within twelve months following their modification.

The Company is not committed to lend additional funds to debtors whose loans have been modified.

Credit Quality Information

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt, including: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Company analyzes loans individually by classifying the loans as to credit risk. The Company uses the following definitions for risk ratings:

Pass

Loans classified as pass are loans with low to average risk.

Special Mention

Loans classified as special mention have a potential weakness that deserves management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the Company’s credit position at some future date.

Substandard

Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.

Doubtful

Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

CHANDLER BANCORP, INC. AND SUBSIDIARIES

As of December 31, 2018 and 2017, based on the most recent analysis performed, the risk category of loans by class of loans is as follows (in thousands):

	Pass	Special Mention	Substandard	Doubtful	Total
December 31, 2018:

Real estate:
Construction, land development, land	$21,287	$—	$—	$—	$21,287
Farmland	9,580	—	—	—	9,580
1-4 family residential properties	75,856	—	—	—	75,856
Multi-family residential	11,973	—	—	—	11,973
Nonfarm nonresidential owner occupied	29,041	—	3,668	—	32,709
Nonfarm nonresidential other	108,355	—	—	—	108,355

Total real estate	256,092	—	3,668	—	259,760
Commercial	18,165	—	—	—	18,165
Agricultural	6,558	—	—	—	6,558
Consumer	5,954	—	17	—	5,971
Other	201	—	—	—	201

	$286,970	$—	$3,685	$—	$290,655

December 31, 2017:

Real estate:
Construction, land development, land	$22,057	$—	$—	$—	$22,057
Farmland	7,369	—	—	—	7,369
1-4 family residential properties	74,018	414	225	—	74,657
Multi-family residential	11,642	—	—	—	11,642
Nonfarm nonresidential owner occupied	29,512	989	3,456	—	33,957
Nonfarm nonresidential other	104,821	—	—	—	104,821

Total real estate	249,419	1,403	3,681	—	254,503
Commercial	23,456	20	—	—	23,476
Agricultural	7,718	—	—	—	7,718
Consumer	7,486	56	2	3	7,547
Other	256	—	—	—	256

	$288,335	$1,479	$3,683	$3	$293,500

CHANDLER BANCORP, INC. AND SUBSIDIARIES

6.	Bank Premises and Equipment

Bank premises and equipment at December 31, 2018 and 2017 consisted of the following (in thousands):

	2018	2017
Land	$1,868	$1,868
Buildings and improvements	8,039	7,905
Furniture and equipment	1,685	1,686
Bank owned vehicles	58	58

	11,650	11,517
Accumulated depreciation	(4,700)	(4,436)

	$6,950	$7,081

7.	Deposits

Deposits at December 31, 2018 and 2017 are summarized as follows (in thousands):

	2018		2017
	Amount	Percent	Amount	Percent
Noninterest bearing demand accounts	$88,722	34.6	$91,872	40.2
Interest bearing demand accounts	22,531	8.8	18,483	8.1
Savings accounts	21,960	8.6	22,305	9.7
Limited access money markets	65,310	25.5	45,582	19.9
Certificates of deposit, less than $250,000	32,017	12.5	36,228	15.8
Certificates of deposit, $250,000 or greater	25,530	10.0	14,303	6.3

	$256,070	100.0	$228,773	100.0

The Company had approximately $21,981,000 and $6,077,000 in brokered deposits at December 31, 2018 and 2017, respectively.

The Bank has entered into letters of credit with the Federal Home Loan Bank in the amount of $8,700,000 and $8,885,000 to meet pledging requirements for certain governmental deposits held by the Bank at December 31, 2018 and 2017, respectively.

At December 31, 2018, scheduled maturities of certificates of deposit are as follows (in thousands):

Year	Amount
Less than one year	$38,578
One to three years	12,020
Over three years	6,949

$57,547

CHANDLER BANCORP, INC. AND SUBSIDIARIES

8.	Other Borrowings

Note Payable

As of December 31, 2018 and 2017, the Company had a note payable to an unrelated bank with an outstanding balance of approximately $5,600,000 and $6,400,000, respectively. The loan matures March 31, 2026 and is secured by 100% of the Company’s outstanding stock. The interest rate is a fixed rate of 4.09% for the first five years and then adjusts to the FHLB’s Secure Connect Amortizing Rate for a ten year amortization as of that date plus 2.5%. The note is payable in quarterly interest payments beginning June 30, 2016 through March 31, 2026. The note requires annual principal payments of $800,000, plus accrued interest.

At December 31, 2018, the scheduled repayment of principal due is as follows (in thousands):

2019	$—
2020	800
2021	800
2022	800
2023	800
Thereafter	2,400

$5,600

Advances from Federal Home Loan Bank

Other borrowings at December 31, 2018 and 2017 consist of advances from the Federal Home Loan Bank (FHLB) in the amounts of approximately $45,155,000 and $42,329,000, respectively. Advances from the FHLB are collateralized by a security agreement, which requires the borrowing bank to maintain a certain level of qualified first mortgage collateral in relation to the amount of outstanding debt. The advances bear interest at rates ranging from 0.95% to 4.57% and are scheduled to mature on various dates through 2028.

At December 31, 2018, the scheduled repayments of principal due on outstanding advances are as follows (in thousands):

2019	$6,929
2020	13,183
2021	188
2022	192
2023	7,697
Thereafter	16,966

$45,155

Additionally, as discussed in Note 7, the Bank entered into letters of credit with the FHLB in the amount of $8,700,000 and $8,885,000 at December 31, 2018 and 2017, respectively, to meet pledging requirements on governmental deposits held by the Bank.

At December 31, 2018, the Company has additional unused borrowing capacity with the FHLB of approximately $65,811,000. Future advances, if any, are collateralized by a security agreement, which requires the company to maintain a certain level of qualified first mortgage collateral and investment securities in relation to the amount of outstanding debt.

Other

The Company has unused federal funds lines available from commercial banks of approximately $5,000,000 at December 31, 2018.

CHANDLER BANCORP, INC. AND SUBSIDIARIES

9.	Income Taxes

The provision for income tax expense for the years ended December 31, 2018 and 2017 consisted of the following (in thousands):

	2018	2017
Income tax expense (benefit):
Current expense	$1,607	$2,218
Deferred (benefit) expense	(109)	459

Income tax expense	$1,498	$2,677

Income taxes for financial reporting purposes differed from the amounts computed by applying the statutory federal income tax rates for the year ended December 31, 2018 primarily due to certain nondeductible expenses partially offset by non-taxable interest income on certain loans. Income taxes for financial reporting purposes differed from the amounts computed by the statutory federal income tax rates for the year ended December 31, 2017 primarily due to the additional deferred tax expense resulting from the Tax Cuts and Jobs Act discussed in Note 1 partially offset by non-taxable interest income on certain investment securities and loans.

Deferred income taxes reflect the net tax effects of temporary differences between the recorded amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax return purposes. Significant components of the Company’s deferred tax assets and liabilities as of December 31, 2018 and 2017 are as follows (in thousands):

	2018	2017
Deferred tax assets:
Allowance for loan losses	$642	$608
Accrued interest	71	37
Bank premises and equipment	12	—
Other	29	31

Total deferred tax assets	754	676

Deferred tax liability:
Bank premises and equipment	—	31

Net deferred tax asset	$754	$645

Included in other assets at December 31, 2018 and 2017 are current income taxes receivable of approximately $89,000 and $386,000, respectively.

CHANDLER BANCORP, INC. AND SUBSIDIARIES

10.	Employee Benefits

The Company has a retirement savings 401(k) plan in which substantially all employees may participate. The Company contributes 4% for every employee who contributes 5% to the plan. Employees with one year of service and who are twenty-one years old are eligible to participate in the plan. The Company’s expense for the plan was approximately $89,000 and $83,000, respectively, for the years ended December 31, 2018 and 2017.

The Company has an annuity retirement plan which covers one employee. The annuity expense was approximately $10,000 for both of the years ended December 31, 2018 and 2017.

11.	Commitments and Contingencies

From time to time, the Company is involved in legal actions arising from normal business activities. Management believes that these actions are without merit or that the ultimate liability, if any, resulting from them will not materially affect the consolidated financial position or results of operations of the Company.

The Company does not anticipate any material losses as a result of the commitments and contingent liabilities.

12.	Financial Instruments

The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheet.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. At December 31, 2018 and 2017, the approximate amounts of these financial instruments were as follows (in thousands):

	2018	2017
Financial instruments whose contract amounts represent credit risk:
Commitments to extend credit	$20,600	$19,557
Standby letters of credit	163	163

	$20,763	$19,720

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Management evaluates each customer’s credit-worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the counter party.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Standby letters of credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company’s policy for obtaining collateral and the nature of such collateral is essentially the same as that involved in making commitments to extend credit.

Although the maximum exposure to loss is the amount of such commitments, management currently anticipates no material losses from such activities.

CHANDLER BANCORP, INC. AND SUBSIDIARIES

13.	Significant Group Concentrations of Credit Risk

Most of the Company’s business activity is with customers located within Texas. Investments in state and municipal securities primarily involve governmental entities within the Company’s market area.

The distribution of commitments to extend credit approximates the distribution of loans outstanding. Commercial and standby letters of credit were granted primarily to commercial borrowers.

The contractual amounts of credit related financial instruments such as commitments to extend credit and letters of credit represent the amounts of potential accounting loss should the contract be fully drawn upon, the customer default, and the value of any existing collateral become worthless.

The nature of the Company’s business requires that it maintain amounts due from banks which, at times, may exceed federally insured limits. The Company has not experienced any losses from such accounts.

14.	Related Party Transactions

In the ordinary course of business, the Company has and expects to continue to have transactions, including borrowings, with its officers, directors and their affiliates. In the opinion of management, such transactions are on the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with unaffiliated persons. At December 31, 2018 and 2017, the aggregate amounts of such loans were approximately $2,901,000 and $3,163,000 respectively. During the year ended December 31, 2018, approximately $238,000 of new loans were made and repayments totaled approximately $500,000. The Company had unfunded commitments to related parties of approximately $559,000 and $417,000 at December 31, 2018 and 2017, respectively.

CHANDLER BANCORP, INC. AND SUBSIDIARIES

15.	Fair Value Disclosures

The fair value of an asset or liability is the price that would be received to sell that asset or paid to transfer that liability in an orderly transaction occurring in the principal market (or most advantageous market in the absence of a principal market) for such asset or liability. In estimating fair value, the Company utilizes valuation techniques that are consistent with the market approach, the income approach and/or the cost approach. Such valuation techniques are consistently applied. Inputs to valuation techniques include the assumptions that market participants would use in pricing an asset or liability. ASC Topic 820, Fair Value Measurements and Disclosures, establishes a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

•	Level 1 Inputs - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

•

Level 2 Inputs - Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks, etc.) or inputs that are derived principally from or corroborated by market data by correlation or other means.

•

Level 3 Inputs - Unobservable inputs for determining the fair values of assets or liabilities that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

In general, fair value is based upon quoted market prices, where available. If such quoted market prices are not available, fair value is based upon internally developed models that primarily use, as inputs, observable market-based parameters. Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. These adjustments may include amounts to reflect counterparty credit quality and the Company’s creditworthiness, among other things, as well as unobservable parameters. Any such valuation adjustments are applied consistently over time. The Company’s valuation methodologies may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. While management believes the Company’s valuation methodologies are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. Furthermore, the reported fair value amounts have not been comprehensively revalued since the presentation dates, and therefore, estimates of fair value after the balance sheet date may differ significantly from the amounts presented herein.

There were no assets and liabilities measured at fair value on a recurring basis at December 31, 2018 and 2017.

CHANDLER BANCORP, INC. AND SUBSIDIARIES

Certain financial and non-financial assets are measured at fair value on a non-recurring basis; that is, the instruments are not measured at fair value on an ongoing basis, but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment). The following table summarizes financial assets and non-financial assets, measured at fair value on a non-recurring basis as of December 31, 2018 and 2017, segregated by the level of the valuation inputs within the fair value hierarchy utilized to measure fair value:

	Level 1	Level 2	Level 3	Total Fair Value
December 31, 2018:
Financial assets - impaired loans	$—	$—	$3,048	$3,048
December 31, 2017:
Financial assets - impaired loans	$—	$—	$3,208	$3,208

During the years ended December 31, 2018 and 2017, certain impaired loans were remeasured and reported at fair value through a specific valuation allowance allocation of the allowance for possible loan losses based upon the fair value of the underlying collateral. For the year ended December 31, 2018, impaired loans with a carrying value of $3,053,000 were reduced by specific valuation allowance allocations totaling $5,000 to a total reported fair value of $3,048,000 based on collateral valuations utilizing Level 3 valuation inputs. For the year ended December 31, 2017, impaired loans with a carrying value of $3,213,000 were reduced by specific valuation allowance allocations totaling $5,000 to a total reported fair value of $3,208,000 based on collateral valuations utilizing Level 3 valuation inputs.

CHANDLER BANCORP, INC. AND SUBSIDIARIES

16.	Stockholder’s Equity and Regulatory Matters

The Bank is subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and prompt corrective action regulations, involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Failure to meet capital requirements can initiate regulatory action. The final rules implementing Basel Committee on Banking Supervision’s capital guidelines for U.S. banks (Basel III rules) became effective for the Bank on January 1, 2015 with full compliance with all of the requirements being phased in over a multi-year schedule, and fully phased in by January 1, 2019. The net unrealized gain or loss on available for sale securities is not included in computing regulatory capital. Management believes as of December 31, 2018 and 2017, the Bank meets all capital adequacy requirements to which it is subject.

Prompt corrective action regulations for banking institutions provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. At December 31, 2018, the most recent regulatory notifications categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the Bank’s category.

Additionally, Basel III added a 2.5% “capital conservation buffer” which was designed for banking institutions to absorb losses during periods of economic stress. The implementation of the capital conservation buffer began on January 1, 2016 at the 0.625% level and will be phased in over a four-year period (increasing by 0.625% on each subsequent January 1, until it reaches 2.5% on January 1, 2019). Banking institutions with capital ratios below the minimum for capital adequacy purposes plus the capital conservation buffer will face constraints on dividends, equity repurchases and executive compensation relative to the amount of the shortfall.

The Bank’s actual and required capital amounts and ratios at December 31, 2018 and 2017 are presented below (in thousands):

			Minimum Required for Capital		Minimum for Capital Adequacy Purposes Plus Capital		Minimum to be Well Capitalized under Prompt Corrective
	Actual		Adequacy Purposes		Conservation Buffer		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2018:
Total capital to risk weighted assets	$45,654	17.31%	$21,095	8.00%	$26,039	9.875%	$26,368	10.00%
Tier 1 (core) capital to risk weighted assets	42,377	16.07%	15,821	6.00%	20,765	7.875%	21,095	8.00%
Common Tier 1 (CET1)	42,377	16.07%	11,866	4.50%	16,810	6.375%	17,139	6.50%
Tier 1 (core) capital to average assets	42,377	12.25%	13,839	4.00%	13,839	4.000%	17,299	5.00%

December 31, 2017:
Total capital to risk weighted assets	$42,311	14.89%	$22,728	8.00%	$26,279	9.250%	$28,410	10.00%
Tier 1 (core) capital to risk weighted assets	39,201	13.80%	17,046	6.00%	20,597	7.250%	22,728	8.00%
Common Tier 1 (CET1)	39,201	13.80%	12,784	4.50%	16,336	5.750%	18,466	6.50%
Tier 1 (core) capital to average assets	39,201	12.59%	12,454	4.00%	12,454	4.000%	15,567	5.00%

Independent Auditor’s Report

On Additional Information

The Board of Directors

Chandler Bancorp, Inc. and Subsidiaries

We have audited the consolidated financial statements of Chandler Bancorp, Inc. and Subsidiaries as of and for the year ended December 31, 2018, and have issued our report thereon dated April 22, 2019, which contained an unmodified opinion on those consolidated financial statements. Our audit was performed for the purpose of forming an opinion on the consolidated financial statements as a whole. The consolidating information on pages 31 and 32 is presented for the purpose of additional analysis and is not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

April 22, 2019

5952 Royal Lane ● Suite 158 ● Dallas, TX 75230 ●214 / 363-9927● Fax 214 / 363-9980

CHANDLER BANCORP, INC. AND SUBSIDIARIES

Consolidating Balance Sheet

December 31, 2018

(In thousands of dollars)

		Chandler
	Chandler	BanCorp, of	Citizens
	BanCorp, Inc.	Nevada, Inc.	State Bank	Eliminations			Consolidated
ASSETS
Cash and cash equivalents	$349	$—	$46,111	(349)	(a	)	$46,111
Investment in subsidiaries	42,377	42,377	—	(84,754)	(b	)	—
Loans held for sale	—	—	366	—			366
Loans held for investment	—	—	287,377	—			287,377
Bank premises and equipment	—	—	6,950	—			6,950
Other assets	25	—	4,160	—			4,185

	$42,751	$42,377	$344,964	$(85,103)			$344,989

LIABILITIES AND STOCKHOLDER’S EQUITY
Deposits:
Noninterest bearing	$—	$—	$89,071	$(349)	(a	)	$88,722
Interest bearing	—	—	167,348	—			167,348

Total deposits	—	—	256,419	(349)			256,070
Other borrowings	5,600	—	45,155	—			50,755
Other liabilities	—	—	1,013	—			1,013
Commitments and contingencies	—	—	—	—			—
Stockholder’s equity:
Common stock	550	1	550	(551)	(b	)	550
Paid-in capital	10,546	10,888	10,450	(21,338)	(b	)	10,546
Retained earnings	35,805	31,488	31,377	(62,865)	(b	)	35,805
Treasury stock	(9,750)	—	—	—			(9,750)

Total stockholder’s equity	37,151	42,377	42,377	(84,754)			37,151

	$42,751	$42,377	$344,964	$(85,103)			$344,989

See description of consolidating entries on page 33 and accompanying independent auditor’s report on additional information.

CHANDLER BANCORP, INC. AND SUBSIDIARIES

Consolidating Statement of Income and Comprehensive Income

For the Year Ended December 31, 2018

(In thousands of dollars)

	Chandler BanCorp, Inc.	Chandler BanCorp, of Nevada, Inc.	Citizens State Bank	Eliminations			Consolidated
Interest income:
Interest and fees on loans	$—	$—	$15,123	$—			$15,123
Interest on securities	—	—	21	—			21
Other	—	—	546	—			546

Total interest income	—	—	15,690	—			15,690

Interest expense:
Interest on deposit accounts	—	—	1,533	—			1,533
Interest on other borrowings	241	—	759	—			1,000

Total interest expense	241	—	2,292	—			2,533

Net interest (expense) income	(241)	—	13,398	—			13,157
Provision for loan losses	—	—	748	—			748

Net interest (expense) income after provision	(241)	—	12,650	—			12,409

Noninterest income:
Dividend income	3,177	3,177	—	(6,354)	(d	)	—
Equity in undistributed earnings of subsidiaries	2,297	2,297	—	(4,594)	(c	)	—
Service charges and fees	—	—	760	—			760
Net gain on sales of loans	—	—	364	—			364
Debit card income	—	—	909	—			909
Other	—	—	502	—			502

Total noninterest income	5,474	5,474	2,535	(10,948)			2,535

Noninterest expense:
Salaries and employee benefits	—	—	4,711	—			4,711
Occupancy of bank premises	—	—	1,505	—			1,505
Debit card expense	—	—	430	—			430
Other	—	—	1,542	—			1,542

Total noninterest expense	—	—	8,188	—			8,188

Income before income tax expense	5,233	5,474	6,997	(10,948)			6,756
Income tax (benefit) expense	(25)	—	1,523	—			1,498

Net income	5,258	5,474	5,474	(10,948)			5,258

Other comprehensive income	—	—	—	—			—

Total comprehensive income	$5,258	$5,474	$5,474	$(10,948)			$5,258

See description of consolidating entries on page 33 and accompanying independent auditor’s report on additional information.

CHANDLER BANCORP, INC. AND SUBSIDIARIES

Description of Consolidating Entries

For the Year Ended December 31, 2018

(a)	To eliminate intercompany cash and deposits.

(b)	To eliminate investment accounts against the stockholder’s equity of the consolidated subsidiaries.

(c)	To eliminate equity in earnings of subsidiaries.

(d)	To eliminate dividends from subsidiaries.